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                                                                     Exhibit 3.3


                              CERTIFICATE OF TRUST

                                       OF

                               PD CAPITAL TRUST I



         This Certificate of Trust of PD Capital Trust I (the "Trust"), dated August 7, 2000, is being duly executed and filed on behalf of the Trust by the undersigned, as Delaware trustee and property trustee respectively, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is PD Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are First Union Trust Company, N.A., One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the property trustee and Delaware trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                  FIRST UNION TRUST COMPANY, N.A.,
                                  not in its individual capacity but solely as Delaware trustee

                                  By:   /s/ Edward L. Truitt, Jr.
                                    -------------------------------------------
                                        Name:   Edward L. Truitt, Jr.
                                        Title:  Vice President

                                  FIRST UNION NATIONAL BANK,
                                  not in its individual capacity but solely as property trustee

                                  By:   /s/ Kevin M. Dobrava
                                    -------------------------------------------
                                        Name:   Kevin M. Dobrava
                                        Title:  Vice President